UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 24, 2007
EATON CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-1396	34-0196300

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Eaton Center Cleveland, Ohio	44114

(Address of principal executive offices)	(Zip Code)
(216) 523-5000

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
2007 Actions Under Incentive Compensation Plans
On April 24, 2007, the Compensation and Organization Committee of the Board of Directors of the registrant (the “Committee”) established corporate performance objectives for the 2007-2010 Award Period for incentive compensation awards under the registrant’s Executive Strategic Incentive Plan I (the “ESI Plan”). The objectives consist of specific Cash Flow Return on Gross Capital and Earnings Per Share targets, weighted equally. Participants in the ESI Plan include, among other key executives, the Chairman and Chief Executive Officer, the Executive Vice President — Chief Financial and Planning Officer and the four other executive officers named in the summary compensation table of the registrant’s 2007 Proxy Statement. The ESI Plan is filed as Exhibit 10(w) to the registrant’s Form 10-K Report for the year ended December 31, 2006. Awards, if any, for the 2007-2010 Award Period under the ESI Plan will be paid in 2011 in cash (unless the participant previously filed a deferral of receipt election with the registrant). The actual amount of the awards will depend upon the performance of the registrant against the established corporate performance objectives and a discretionary assessment of the participant’s performance over the four-year Award Period.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eaton Corporation
Date: April 25, 2007	/s/ R. H. Fearon
R. H. Fearon
Executive Vice President - Chief Financial and Planning Officer